Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Idea Tender LLC

Address of Joint Filer:	c/o Idea Acquisition Corp.
1010 Wilshire Boulevard, Suite 1604
Los Angeles, California 90017

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Idea Acquisition Corp. [IACO]

Date of Event Requiring Statement:
(Month/Day/Year):	03/27/2026

Name of Joint Filer:	Trevor Harries-Jones

Address of Joint Filer:	c/o Idea Acquisition Corp.
1010 Wilshire Boulevard, Suite 1604
Los Angeles, California 90017

Relationship of Joint Filer to Issuer:	Director, Officer (Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:	Idea Acquisition Corp. [IACO]

Date of Event Requiring Statement:
(Month/Day/Year):	03/27/2026

Name of Joint Filer:	Ryan Shea

Address of Joint Filer:	c/o Idea Acquisition Corp.
1010 Wilshire Boulevard, Suite 1604
Los Angeles, California 90017

Relationship of Joint Filer to Issuer:	Director, Officer (Chief Operating Officer)

Issuer Name and Ticker or Trading Symbol:	Idea Acquisition Corp. [IACO]

Date of Event Requiring Statement:
(Month/Day/Year):	03/27/2026